UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 4, 2010

VIVUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33389	94-3136179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1172 CASTRO STREET

MOUNTAIN VIEW, CA 94040

(Address of principal executive offices, including zip code)

(650) 934-5200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure

On May 4, 2010, Suzanne Oparil, MD, professor of medicine, physiology and biophysics and director, vascular biology and hypertension program, division of cardiovascular disease, department of medicine at the University of Alabama at Birmingham, made an oral presentation entitled: “Once-Daily, Low-Dose, Controlled-Release Phentermine/Topiramate (PHEN/TPM CR) Improves Blood Pressure and Results in Weight Loss in Overweight/Obese Patients Through 28 Weeks,” during the late-breaking clinical trials session at the American Society of Hypertension 25th Annual Scientific Meeting and Exposition in New York, NY.  The presentation included a pooled analysis from the three randomized, double-blind, placebo-controlled, multicenter phase 3 studies of Qnexa® for the treatment of obesity.  The pooled analysis included the patients from the EQUATE (OB-301), EQUIP (OB-302), and CONQUER (OB-303) studies.  Patients in the studies were randomized to placebo 1,580, low dose (3.75/23) 234, mid dose (7.5/46) 591, or full dose (15/92) 1,582.

The CONQUER study also enrolled patients that were hypertensive at the beginning of the study.  Approximately 53% of the CONQUER patients were hypertensive.  A subgroup analysis of the hypertensive patients from the CONQUER study was also presented.

A copy of the slides presented by Dr. Oparil is attached hereto as Exhibit 99.1.

The information in this Current Report on Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference into any of the Registrant’s filings under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description

99.1

Slide presentation dated May 4, 2010, titled “Once-Daily, Low-Dose, Controlled-Release Phentermine/Topiramate (PHEN/TPM CR) Improves Blood Pressure and Results in Weight Loss in Overweight/Obese Patients Through 28 Weeks.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVUS, INC.

By:	/s/ Lee B. Perry
Lee B. Perry
Vice President and Chief Accounting Officer

Date: May 4, 2010

EXHIBIT INDEX

Exhibit No.	Description

99.1

Slide presentation dated May 4, 2010, titled “Once-Daily, Low-Dose, Controlled-Release Phentermine/Topiramate (PHEN/TPM CR) Improves Blood Pressure and Results in Weight Loss in Overweight/Obese Patients Through 28 Weeks.”